SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2003

REVCARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-17192	84-1061382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Orange Avenue, Suite 200, Cypress, CA		90630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 995-0627

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

Negotiations Regarding FBR Financing

As previously reported in our current report on Form 8-K dated July 10, 2003, we have been negotiating a possible financing with our majority stockholder, FBR Financial Services Partners, L.P. (“FBR”).  On August 13, 2003, we executed the relevant documents under which FBR agreed to provide us a $500,000 unsecured loan.  Russ Mohrmann (and his affiliated entities) and Rob Perez, the holders of related party indebtedness, have agreed that any repayment of their loans and this new $500,000 loan will be made on an equal, pro rata, basis.  This loan is a short-term demand loan, the proceeds of which are to be used for working capital purposes. However, as discussed below, the due date of this loan is subject to extension if certain conditions are met.  Copies of the agreements implementing these arrangements are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

On August 14, 2003, we also executed a non-binding term sheet with FBR regarding a possible additional financing by FBR in the form of a $1,000,000 secured, convertible loan.  One of the conditions of the closing of this additional loan is the exchange of certain assets related to our temporary staffing division, known as Hospital Employee Labor Professionals (“HELP”) to Mr. Mohrmann.  A non-binding term sheet regarding the exchange of assets, which we also executed today, is described below.  It is anticipated that if we enter into this $1,000,000 loan transaction, the maturity date of all indebtedness that we owe to FBR (which will then be in the approximate principal amount of $2,600,000, plus accrued interest of approximately $100,000 which will be added to such principal) will be extended such that all outstanding principal and accrued interest will be due two years from the closing, subject to customary events of acceleration.  In addition, we expect that the notes evidencing all of our indebtedness to FBR will be amended and restated into a single promissory note, with the same terms.

The use of proceeds for the $1,000,000 loan will be to reduce the collections payable to certain of our California-based delinquent debt collection clients.  In our Form 8-K dated July 10, 2003, we reported that the collections payable in arrears as of June 30, 2003 was $1,896,175.  The amount in arrears, as of July 28, 2003, has been reduced to $1,782,408.  We intend to further reduce the remaining balance in arrears of $782,408 (following the application of the $1,000,000 FBR loan) by contacting certain of these clients, who owe us approximately $161,000 in service fees, and obtaining their permission to offset our fees from the amount of collections payable owed to them.  We intend to pay off the remaining collections payable balance from additional new financing and funds from operations, although there can be no assurance that any new financing transaction (including this new proposed additional $1,000,000 loan from FBR) can be arranged on terms satisfactory to us, or at all, or that our operations will generate funds to sufficient to reduce the balance.  A copy of the term sheet for the $1,000,000 FBR loan is filed as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Negotiations Regarding HELP Division

On August 13, 2003, we also entered into a non-binding term sheet with Mr. Mohrmann regarding the possible exchange of certain assets related to our temporary staffing division, known as HELP, for, among other things: (1) a reduction of approximately $1,900,000 of the indebtedness we owe to him and his affiliates, (2) the full subordination of the net remaining indebtedness owed to him and his affiliates to the indebtedness we owe to our other lenders and the release of his security interest and (3) the extension of such net remaining indebtedness, with monthly payments of $25,000 commencing September 1, 2004, all of which terms we have been negotiating with Mr. Mohrmann over the past few weeks.  In conjunction with the transaction, Mr. Mohrmann would resign his position with us.  As previously reported, in September 2001 we borrowed $350,000 from Mr. Mohrmann and our chief executive officer, Manuel Occiano, under a line of credit.  The current outstanding principal balance under this loan is $275,000.  In connection with our negotiations, we began making monthly principal payments on this loan in August 2003 in the amount of $25,000, in addition to our monthly interest payments.

We anticipate the closing of the HELP transaction to occur on or about August 31, 2003.  Mr. Perez has agreed, like FBR, to extend the due date of his existing indebtedness to two years following the closing of the HELP transaction.  Due to the reduction of certain overhead expenses attributable to HELP and the cessation of Mr. Mohrmann’s salary and benefits post-closing, we anticipate that the divestiture of HELP will have a minor impact on our income statement.  Although we have executed the non-binding term sheet with Mr. Mohrmann, there can be no assurance that the transaction will be arranged on terms satisfactory to us, or at all.  A copy of the term sheet for the HELP transaction is filed as Exhibit 10.4 to this Form 8-K and incorporated herein by reference.

Clarification to Current Report dated July 10, 2003

In the Form 8-K dated July 10, 2003, we also reported that the practice of transferring funds collected on behalf of certain California-based delinquent debt collection clients to operating accounts or delay in remitting funds might be deemed a breach of our obligations.  We also reported that we had discontinued transferring such funds to operating accounts and that we were taking steps to reduce the collections payable balance.  As a point of clarification to our prior disclosure, we believe that a consequence of any such potential breach is that certain of our California-based delinquent debt collection clients may feel damaged and may request compensation.  To the extent we are unable to reach an agreement with entities that request compensation, such entities may initiate legal efforts to pursue claims against us.  In connection with the process to reduce the collections payable balance owed to certain of our California-based delinquent debt collection clients, we intend to contact those clients and offer to pay interest to those of which assert a claim of damages as a result of our past practice.  Our Audit Committee has continued to take steps to address these practices, including those previously announced and described above.

Resignation of CFO

While our chief financial officer, Fred McGee, agreed with the Audit Committee’s decision to discontinue the practice of transferring funds collected on behalf of certain California-based delinquent debt collection clients to operating accounts, he disagrees with its conclusion that certain of our past business practices might be deemed a breach of our obligations to such clients.  As a consequence of this disagreement, Mr. McGee has resigned as our CFO, effective immediately.  We anticipate initiating a search for his replacement  shortly.

The foregoing summary of the matters described on this current report on Form 8-K is subject to, and qualified in its entirety by, the exhibits to this Form 8-K.

The statements made in this current report on Form 8-K contain certain forward-looking statements that involve a number of risks and uncertainties.  Actual events or results may vary materially from those expressed, implied or projected by such statements.  For example, our ability to obtain additional financing, whether our auditor can or will issue an opinion on our September 30, 2002 financial statements that is free from a going concern modification, or at all, the timing and success of our initiatives to improve our financial performance, the level of overall growth in the receivable management industry and the impact of increased competition, our ability to secure new customers and maintain our current customer base and the risk factors listed from time to time in our SEC filings including but not limited to our annual report on Form 10-KSB for the year ended September 30, 2001 and Form 10-QSB for the quarter ended June 30, 2002, may affect the actual results achieved by us.  These forward-looking statements represent our judgment as of the date of this current report.  We disclaim, however, any intent or obligation to update these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)                        Not applicable

(b)                       Not applicable

(c)                        Exhibits

As noted above, the following exhibits (all of which are incorporated herein by reference) are attached to this Form 8-K:

Exhibit No.	Exhibit

10.1	Promissory Note between the Registrant and FBR Financial Services Partners, L.P. dated August 13, 2003

10.2	Intercreditor Agreement among the Registrant and the persons listed on the signature page thereto as lenders dated August 13, 2003

10.3	Term Sheet between the Registrant and FBR Financial Services Partners, L.P. dated August 14, 2003

10.4	Term Sheet between the Registrant and Russell Mohrmann dated August 13, 2003

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2003

REVCARE, INC.

	By:	/s/ Manuel Occiano
	Name:	Manuel Occiano
	Title:	Chief Executive Officer